                                                                    Exhibit 99.8
                                              (Schedule of Differences Attached)

NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE HEREOF MAY BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND GLOBAL GROWTH LIMITED DATED FEBRUARY 25, 1997 A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

Warrant No. D-6                                                February 27, 1997


                              COMFORCE CORPORATION

                         COMMON STOCK PURCHASE WARRANT
                TO PURCHASE UP TO 20,000  SHARES OF COMMON STOCK


       This Warrant (the "Warrant") is issued to Global Growth Limited or its assignee (the "Holder"), in connection with the Holder's purchase of the 8%/10% Subordinated Convertible Debentures dated of even date herewith (the "Debentures") of COMFORCE Corporation, a Delaware corporation (the "Company"). This Warrant entitles the Holder to purchase up to twenty thousand (20,000) shares of the Company's Common Stock on the terms set forth herein.

       1.     EXERCISE OF WARRANT.

              1.1. GENERAL. Subject to the terms and conditions hereof, this Warrant may be exercised in whole or in part during the periods, if any, during which the Holder is entitled hereunder to purchase shares of the Company's Common Stock (the shares of Common Stock issuable upon exercise of this Warrant being referred to herein as "Warrant Shares"). Exercise shall be by presentation and surrender to the Company at its principal office at the address shown in Section 14 hereof of this Warrant and the subscription form annexed hereto, executed by the Holder, together with payment to the Company in accordance with Section 2 hereof in an amount equal to the product of the First Tranche Exercise Price or the Second Tranche Exercise Price (as such terms are hereinafter defined, being collectively referred to as





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
the "Exercise Price"), as the case may be, multiplied by the number of Warrant Shares being purchased upon such exercise. Upon and as of receipt by the Company of such properly completed and duly executed "Election to Purchase" in the form attached hereto as Exhibit A accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be delivered to the Holder.

              1.2.   FIRST TRANCHE.

              (a) If the Debentures are not redeemed on or before April 26, 1997. The Holder shall be entitled to purchase two thousand (2,000) shares of Stock hereunder at an exercise price of $7.575 (being the average closing bid price of the Stock as reported by Bloomberg, L.P. over the five-day trading period ending on the day prior to Closing) (the "First Tranche Exercise Price") during the period commencing on August 27, 1997 and ending at 5:00 p.m. New York City time on August 27, 2000.

              (b) If the Debentures are not redeemed on or before April 28, 1997, the Holder shall be entitled to purchase two thousand (2,000) shares of Stock hereunder at the First Tranche Exercise Price during the period commencing on August 27, 1997 and ending at 5:00 p.m. New York City time on August 27, 2000.

              (c) If the Debentures are not redeemed on or before May 28, 1997, the Holder shall be entitled to purchase two thousand (2,000) shares of Stock hereunder at the First Tranche Exercise Price during the period commencing on August 27, 1997 and ending at 5:00 p.m. New York City time on August 27, 2000.

              (d) If the Debentures are not redeemed on or before June 27, 1997, the Holder shall be entitled to purchase two thousand (2,000) shares of Stock hereunder at the First Tranche Exercise Price during the period commencing on August 27, 1997 and ending at 5:00 p.m. New York City time on August 27, 2000.

              (e) If the Debentures are not redeemed on or before July 27, 1997, the Holder shall be entitled to purchase two thousand (2,000) shares of Stock hereunder at the First Tranche Exercise Price during the period commencing on August 27, 1997 and ending at 5:00 p.m. New York City time on August 27, 2000.

              1.3. SECOND TRANCHE. If the Debentures are not redeemed on or before August 27, 1997, the Holder shall be entitled to purchase ten thousand (10,000) shares of Stock hereunder at an exercise price equal to the average closing bid price of the Stock as reported by Bloomberg, L.P. over the five-day trading period ending on August 27, 1997 (the "Second Tranche Exercise Price") during the period commencing on the later of (i) August 27, 1997 or (ii) the date the Registration Statement registering for resale the Warrant Shares is declared effective by the Securities and Exchange Commission.





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

              1.4. REPLACEMENT WARRANTS. Upon the determination that this Warrant shall become exercisable, which determination shall be made in accordance with the terms of the Private Securities Subscription Agreement between Comforce Corporation and Global Growth Limited dated February 25, 1997 as to certain Warrant Shares (upon the satisfaction of stated contingencies) or upon determination of the Second Tranche Exercise Price, the Company shall within two (2) business days of such determination issue one or more replacement Warrants to describe the terms of exercise on the terms as noted herein (without contingencies) or to state the dollar amount of the Second Tranche Exercise Price.

       2. PAYMENT OF EXERCISE PRICE. The Exercise Price for the Warrant Shares being purchased may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Exercise Price for the Warrant Shares in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

       3. ADJUSTMENT OF WARRANT. The number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

              3.1 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the event of any reorganization of the capital stock of the Company, a consolidation or merger of the Company with another corporation (other than a merger in which the Company is the surviving corporation), the sale of all or substantially all of the Company's assets or any transaction involving the transfer of a majority of the voting power over the capital stock of the Company effected in a manner such that holders of Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or transaction, lawful and adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive (in lieu of the shares of the Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any such reorganization, consolidation, merger, sale or transaction, including successive events of such nature, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions hereof thereafter shall be applicable, as nearly as practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

              3.2 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Warrant pursuant to this Section 3, the Warrant shall, without any action on the part of the holder thereof, be adjusted in accordance with this Section 3, and the Company promptly shall prepare and furnish to the Holder a certificate setting forth such





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
adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

              3.3 OTHER EVENTS. If any other event of the type contemplated by this Section 3 but not expressly provided for by such provisions occurs, the Board of Directors of the Company will make appropriate adjustment in the Exercise Price so as to equitably protect the rights of the Holder.

       4. NOTICES OF RECORD DATE. Upon (i) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (ii) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 10 days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (a) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (c) the date, if any, fixed as to when the holders of record of Stock (or other securities at that time receivable upon exercise of the Warrant) shall be entitled to exchange their shares of Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

       5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution, or other impairment.

       6. FRACTIONAL SHARES. The Company shall not issue any fractional shares nor scrip representing fractional shares upon exercise of any portion of this Warrant. If on any exercise of this Warrant a fraction of a share would otherwise be issuable, in lieu thereof the Company shall pay the cash value of the fractional share calculated on the basis of the Exercise Price.

       7. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

              7.1 AUTHORITY. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly





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authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

              7.2 RESERVATION OF WARRANT SHARES. The Warrant Shares issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

              7.3 COMPLIANCE WITH LAWS. The issuance, execution and delivery of this Warrant do not, and the issuance of the Warrant Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's certificate of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any material contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

       8.     TRANSFER, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

              8.1 RESTRICTIONS ON TRANSFER. This Warrant may be transferred, in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended, and applicable state securities laws, unless an exemption from such registration is available. Until the Registration Statement registering the Warrant Shares for resale has been declared effective by the Securities Exchange Commission or if the Warrant Shares are otherwise exempt from registration, certificates evidencing the Warrant Shares shall bear a legend in substantially the following form:

              THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND GLOBAL GROWTH LIMITED DATED FEBRUARY 25, 1997. A COPY OF THE PORTION OF THE AFORESAID SUBSCRIPTION AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

       If any Warrant Shares are issued with this legend, then upon effectiveness of the Registration Statement, the Company will, within 5 business days of the Holder's request, exchange the legended certificates, without charge, for unlegended, but otherwise identical, certificates. If any Warrant Shares are issued after the Registration Statement registering them for resale becomes effective, then said Warrant Shares shall not bear any restrictive legend.





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

              8.2 PROCEDURE FOR TRANSFER. Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office or to any person designated by the Company as the transfer agent for this Warrant (the "Transfer Agent") at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information and evidence of authority (in the case of execution by a corporation, partnership, trust or other entity that is not a natural person) to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable to the transfer. In the case of a partial transfer of this Warrant, upon compliance with the immediately preceding sentence, this Warrant shall be divided into two or more Warrants of even date herewith setting forth Warrant Amounts that in the aggregate are equal to the Warrant Amount immediately prior to the transfer. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request dated as of the date of this Warrant, and this Warrant promptly shall be canceled.

              8.3 TRANSFER ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. The holder hereby covenants and agrees that it shall not transfer this Warrant or the Warrant Shares received upon exercise of this Warrant except pursuant to an effective Registration Statement under the Securities Act of l933, as amended, or pursuant to an available exemption from such registration.

              8.4 LOST, STOLEN OR DESTROYED WARRANT. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

              8.5 WARRANT BINDING UPON ASSIGNEE OR SUCCESSOR. The terms and conditions of this Warrant shall be binding upon any permitted assignee and successor of the Holder. Any such successor or assignee shall be obligated to and shall immediately execute an instrument which provides that such party is bound under the terms of this Warrant. Any transfer, assignment or other disposition without such execution by the proposed transferee, assignee or successor shall be null and void.

       9. INVESTOR RIGHTS AGREEMENT. The registration rights of the Warrant Shares deliverable upon exercise of this Warrant and other rights of the Holder are set forth in the Registration Rights Agreement dated as of February 26, 1997 between the Holder and the Company.

       10. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE AND EXERCISE PRICE. The number of Warrant Shares issuable upon the exercise of this Warrant (the "Warrant Number"), and the exercise price therefor, are subject to adjustment from time to time upon the occurrence of the events enumerated in, or as otherwise provided in, this Section 10.





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              10.1   ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the Company:

                     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                     (2) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                     (3) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                     (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                     (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be proportionately adjusted so that the Holder may receive the aggregate number and kind of shares of capital stock of the Company which he or it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. In addition, the Exercise Price on the effective date of such distribution or reclassification or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

       The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

       Such adjustment shall be made successively whenever any event listed above shall occur. If the occurrence of any event listed above results in an adjustment under Section 10.2 or 10.3 below, no further adjustment shall be made under this Section 10.1.

              10.2 ADJUSTMENT FOR RIGHTS ISSUE. If the Company distributes any rights, options or warrants (whether or not immediately exercisable) to all holders of its Common Stock entitling them to purchase shares of Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share less than the Current Market Value (as hereinafter defined) per share on the record date relating to such distribution, the Warrant Number shall be adjusted in accordance with the formula:

                                 1
                                W  = W x (O + N)
                                         -------
                                          O + (N x P)
                                              -------
                                                 M

where:

               1
              W  =   the adjusted Warrant Number.





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              W  =   the Warrant Number immediately prior to the record date
                     for any such distribution.

              O  =   the number of Fully Diluted Shares (as hereinafter
                     defined) outstanding on the record date for any such distribution without accounting for such rights, options or warrants.

              N  =   the number of additional shares of Common Stock issuable
                     upon exercise of such rights, options or warrants.

              P  =   the exercise price per share of such rights, options or
                     warrants.

              M  =   the Current Market Value per share of Common Stock on the
                     record date for any such distribution.

       The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued. In addition, the Exercise Price on the effective date of such distribution or reclassification or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

              10.3 ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock (i) any evidence of indebtedness of the Company or any of its subsidiaries, (ii) any assets of the Company or any of its subsidiaries (other than cash dividends which are paid out of retained earnings of the Company or the Company and are not prohibited by the Indenture), or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of the Company, the Warrant Number shall be adjusted in accordance with the formula:

                                   1
                                  W  = W x  M
                                          -----
                                          M - F

where:
               1
              W  =   the adjusted Warrant Number.

              W  =   the Current Warrant Number on the record date mentioned
                     below.





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              M  =   the Current Market Value per share of Common Stock on the
                     record date mentioned below.

              F  =   the fair market value on the record date mentioned below
                     of the indebtedness, assets, rights, options or warrants distributable to one share of Common Stock.

       The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to clause (iii) above of this Section 10.3 as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the Warrant shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of shares of Common Stock outstanding on the record date. In addition, the Exercise Price on the effective date of such distribution or reclassification or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

              This Section 10.3 does not apply to rights, options or warrants referred to in Section 10.2.

              10.4   CERTAIN DEFINITIONS FOR PURPOSES OF THIS SECTION 10.

              (a) The "Current Market Value" per share of Common Stock or of any other security (herein collectively referred to as a "Security") at any date shall be:

                     (1) If the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"),
              (i) the value of the Security determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm's length transaction between the Company and a person other than an Affiliate of the Company, the closing of which occurs on such date or shall have occurred within the six months proceeding such date, (ii) if no such transaction shall have occurred on such date or within such six-month period, the value of the Security most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (as defined below) or (iii) if neither clause (i) nor (ii) is applicable, the value of the Security determined as of such date by an Independent Financial Expert; or

                     (2) If the Security is registered under the Exchange Act, the average of the daily market prices for each business day during the period commencing 30 business days before such date and ending on the date one day prior to such





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
              date or, if the Security has been registered under the Exchange Act for less than 30 consecutive business days before such date, then the average of the daily market prices for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least 15 business days in such period, the Current Market Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

              (b) The "market price" for any Security on each business day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company, or
(C) if neither clause (A) nor (B) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the market price shall not be determinable for such business day.

              (c) "Independent Financial Expert" shall mean a nationally recognized investment banking firm reasonably acceptable to the holders of a majority of the Warrants having the same terms as this Warrant (the "Warrants")
(i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company or any of its subsidiaries, (ii) that has not been, and at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) an employee, director or officer of the Company or any of its subsidiaries, (iii) that has not been retained by the Company or any of its subsidiaries for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of the Company, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

              (d) "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              (e) For purposes of this Section 10 the term "shares of Common Stock" shall mean (i) shares of the class of stock designated as the Common Stock of the Company at the date of this Agreement, and (ii) shares of any other class of stock resulting from successive





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changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

              (f) "Fully Diluted Shares" shall mean (i) the shares of Common Stock outstanding as of a specified date, and (ii) shares of Common Stock into or for which rights, options, warrants or other securities outstanding as of such date are exercisable or convertible (other than the Warrants).

              10.5 WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Warrant Number need be made immediately unless the adjustment would require an increase or decrease of at least 0.5% in the Warrant Number. Notwithstanding the foregoing, any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised.

              All calculations under this Section 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

              10.6 WHEN NO ADJUSTMENT REQUIRED. If an adjustment is made upon the establishment of a record date for a distribution subject to Sections 10.1,
10.2 or 10.3 hereof and such distribution is subsequently canceled, the Warrant Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines to cancel such distribution, to that which would have been in effect if such record date had not been fixed.

              10.7 NOTICE OF ADJUSTMENT. Whenever the Warrant Number is adjusted, the Company shall provide notice thereof to the Holder.

              10.8 WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED. In any case in which this Section 10 shall require that an adjustment in the Warrant Number be made effective as of a record date for a specified event, the Company may elect to defer the adjustment until the occurrence of such event (i) directing the Transfer Agent to issue to the Holder after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Number prior to such adjustment, and (ii) directing the Transfer Agent to pay to such Holder any amount in cash in lieu of a fractional share pursuant to Section 10; provided, however, that the Company shall direct the Transfer Agent to deliver to the Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

              10.9 REORGANIZATIONS. In case of any capital reorganization, other than in the cases referred to in Sections 10.1, 10.2 or 10.3 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

              The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall (i) expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and all other obligations and liabilities under this Agreement and
(ii) enter into an agreement providing to the Holder rights and benefits substantially similar to those enjoyed by the Holders under the Registration Rights Agreement of even date herewith.

              The foregoing provisions of this Section 10.9 shall apply to successive Reorganization transactions.

              10.10 ADDITIONAL ADJUSTMENTS. In the event that at any time, as a result of an adjustment made pursuant to this Section 10, the Holder shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained herein.

              11. ISSUE TAX. The issuance of a certificate for shares of Stock upon the exercise of this Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

              12. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

              13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, as such laws are applied to contracts entered into and wholly to be performed within the State of New York

              14. NOTICES. Any notice provided for in this Warrant must be in writing and must be either personally delivered, transmitted via telecopy or mailed via certified mail, return receipt requested as follows:

                            If to the Company:

                            Comforce Corporation
                            2001 Marcus Avenue
                            Lake Success, New York 11042
                            Attention: Paul Grillo, Chief Financial Officer

                            If to the Holder:

                            Global Growth Limited
                            27 Wellington Road
                            Cork, Ireland
                            Attention: James E. Martin, Director

              15. RIGHTS AND OBLIGATIONS OF HOLDERS OF THIS CERTIFICATE. The Holder of this Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of some or all of the Warrants, such Holder shall, for all purposes, be deemed to have become the Holder of record of such Common Stock on the date on which this Certificate, together with a duly executed Purchase Form, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such share certificate.

              16. SUCCESSORS AND ASSIGN. This Warrant Certificate shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

              17. HEADINGS. The headings of various sections of this Warrant Certificate have been inserted for reference only and shall not be a part of this Certificate.

              IN WITNESS WHEREOF, the Company has executed this Warrant as of the day and year first written above.


                                           COMFORCE CORPORATION

                                           By: /s/ ANDREW REIBEN
                                              ----------------------------------
                                              Andrew Reiben
                                              Chief Accounting Officer

                              EXHIBIT A TO WARRANT

                             EXECUTION TO PURCHASE

                          TO BE EXECUTED BY THE HOLDER
                     IN ORDER TO EXERCISE THE COMMON STOCK
                          PURCHASE WARRANT CERTIFICATE

              The undersigned Holder hereby irrevocably elects to exercise ________ of the Warrants represented by this Common Stock Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for securities be issued in the name of:


                     -----------------------------------------------------------
                     (Please type or print name and address)


                     -----------------------------------------------------------

                     -----------------------------------------------------------

                     -----------------------------------------------------------
                     (Social Security tax identification number)

and delivered to
                 ---------------------------------------------------------------

--------------------------------------------------------------------------------
                     (Please type or print name and address)
and, if such number of Warrants shall not be all the Warrants evidenced by this Common Stock Warrant Certificate, that a new Common Stock Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Holder at the address stated below.

              In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ by check or money order payable in United States currency to the order of COMFORCE Corporation.


                                   [HOLDER]

Dated:                             By
      ---------------                -------------------------------------------
                                     Name:
                                     Title:

                                   Address:
                                           -------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   (Social Security or Tax Identification No.)

                            SCHEDULE OF DIFFERENCES


     The Reporting Persons identified below have entered into separate contracts substantially identical in all material respects to the form filed herewith. Pursuant to General Instruction 2 to Item 601, the Reporting Persons hereby file this Schedule of Differences to identify the material details in which such documents differ from the form filed.


                  EXHIBIT 99.8 - COMMON STOCK PURCHASE WARRANT


Reporting Person                         No. February Warrant Shares
----------------                         ---------------------------

Infinity Investors Limited                                    12,000
Infinity Emerging Opportunities Limited                        4,000
Fairway Capital Limited                                        4,000
Global Growth Limited                                          2,000